Exhibit A

B&P Liabilities INFORMATIONAL ONLY MAY NOT BE ACCURATE

Action mobile contingent liability - $17,000.00 (disputed)
Caterpillar Financial - $42,000.00
Securities Fortress Limited Partnership - $264,473.34
Securities Fortress Limited partnership interest – 35942.87
Richard Ciarlone - $20,600.00
Accounts Payable - $124,902.73
Security Deposits for customers - $116,543.50

HB
RB RB